QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 9, 2002

MOTOROLA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of principal executive offices)	60196 Zip code

(847) 576-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

EXPLANATORY NOTE:

        Beginning in the first quarter of 2002, Motorola will add new statement lines in the consolidated statement of operations to align more closely with the financial statement presentation of other technology companies. As a result, certain reclassifications have been made to previously reported quarterly and annual financial statement information for them to be comparable to the 2002 presentation. These reclassifications do not change the company's results of operations as historically reported.

New Statement Lines

        Cost of Sales—The statement line Manufacturing and other costs of sales has been renamed Costs of sales. Costs of sales includes all costs applicable to sales, including manufacturing depreciation.

        Gross Margin—A new subtotal, Gross margin, has been added which reflects Net sales minus Costs of sales.

        Operating Earnings (Loss)—A new subtotal, Operating earnings (loss) has been added which represents Gross margin minus operating expenses. Operating expenses include: selling, general and administrative expenses; research and development expenses; severance and exit costs; fixed asset impairments; non-manufacturing depreciation and other operating charges.

        Other Income (Expense)—The category, Other income/(expense), has been added and includes non-operating income/(expense) items. These items include: interest expense, interest income, gains/(losses) on sales of investments and businesses, foreign currency translation and transaction gains/(losses), investment impairments, equity in net earnings/(losses) of affiliated companies and other non-operating income/(expense) amounts.

Reclassifications

        Depreciation Expense—Depreciation expense will no longer be presented as a separate statement line on the consolidated statement of operations. Depreciation expense related to manufacturing activities will be reflected in the statement line Costs of sales. Non-manufacturing depreciation will be reflected in the respective statement lines Selling, general and administrative expenses and Research and development expenses. Total depreciation expense will be disclosed in the Company's filings.

        Other Income (Expense)

                Interest Income (Expense)—Interest income and interest expense related to Motorola Credit Corporation (MCC), the Company's wholly-owned finance subsidiary, will be reflected on the statement line Interest expense, net. As disclosed in the Company's historical financial statements, MCC's interest income was included in Net sales and MCC's interest expense was included in Manufacturing and other costs of sales.

                Other—Foreign currency translation and transaction gains/(losses) and equity in net earnings/(losses) of affiliated companies will be reflected on the statement line Other. These items were included in Selling, general and administrative expenses.

        Segment Disclosures—The disclosure for each segment will include Net sales, (which has been adjusted for the reclassification of MCC's interest income) and Operating earnings (loss) as described above. Earnings (loss) before income taxes will no longer be disclosed by segment.

        The sole purpose of this Form 8-K is to provide reclassified consolidated statements of operations and related segment information tables that conform to this new presentation. Exhibit 99.1, which is attached hereto, contains reclassified statements of operations and related segment information tables

1

reflecting GAAP results with a reconciliation to ongoing operations excluding special items for the four quarters and full years of 2000 and 2001.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits:

Exhibit No.	Document
99.1	Reclassified Consolidated Statements of Operations and Segment Information for the (i) quarters ending March 31, June 30, September 29 and December 31, 2001, (ii) quarters ending April 1, July 1, September 30 and December 31, 2000, and (iii) years ending December 31, 2001 and December 31, 2000

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: April 9, 2002	By:	/s/ ANTHONY KNAPP Anthony Knapp Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document
99.1	Reclassified Consolidated Statements of Operations and Segment Information for the (i) quarters ending March 31, June 30, September 29 and December 31, 2001, (ii) quarters ending April 1, July 1, September 30 and December 31, 2000, and (iii) years ending December 31, 2001 and December 31, 2000

QuickLinks

FORM 8-K
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX